Exhibit 10-35

AMENDMENT NO. 4

to

NEW YORK STATE ELECTRIC & GAS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE

AS OF AUGUST 1, 2001

          The New York State Electric & Gas Corporation Supplemental Executive Retirement Plan (the "Plan"), amended and restated effective as of August 1, 2001, as heretofore amended, is hereby further amended as follows:

          1.     Effective January 1, 2003, the Plan is hereby amended to delete clause (i) of the third paragraph of Section 5(A) and replace it with the following:

"(i) the Base Basic Annual Benefit and/or Cash Balance Accrued Benefit (as such terms are defined in the Retirement Benefit Plan for Employees of New York State Electric & Gas Corporation amended and restated as of May 1, 1998 and as amended through Amendment 11, as such may be amended from time to time, hereinafter referred to as the "NYSEG Pension Plan") including any applicable early retirement reductions to which the Key Person is entitled to from the NYSEG Pension Plan (or the retirement benefits, including cash balance benefits, under any other defined benefit pension plan adopted or sponsored by the EEC Group in which the Key Person participates), payable at age 60 (or actual age, if greater), in the form of a straight life annuity from such plan (after actuarial conversion from such plan's normal form of benefit, using such plan's basis for actuarial equivalence, if necessary), as if the Key Person is not married"

          2.     Effective January 1, 2003, the third paragraph of Section 5(A) of the Plan is further amended by inserting the following clause (ii) and renumbering the existing clause (ii) as clause (iii):

"(ii) all prior accrued benefits under the NYSEG Pension Plan or any other defined benefit pension plan adopted or sponsored by the EEC Group in which the Key Person participates, that were distributed to the Key Person in the form of a lump sum distribution, expressed in the form of a straight life annuity payable at age 60 (or actual age if greater), as if the Key Person is not married (including any required actuarial conversion under such plan from that plan's normal form of benefit) and"

          IN WITNESS WHEREOF OF THE ADOPTION OF THIS AMENDMENT No. 4, New York State Electric & Gas Corporation has set its hand and seal to this Amendment No. 4 on this 13th day of June, 2003

NEW YORK STATE ELECTRIC & GAS
CORPORATION

By:  /s/James P. Laurito
           James P. Laurito
           President and Treasurer

Attest: /s/Elaine DuBrava
               Elaine DuBrava
               Secretary

STATE OF NEW YORK     )
                                                ) SS.:
COUNTY OF TOMPKINS  )

          On this    13th    day of   June      , in the year of 2003, before me, the undersigned, personally appeared  James P. Laurito                , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

 /s/Deborah S. Benzi
Notary Public